================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Horizon Bancorp
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 HORIZON BANCORP
                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

NOTICE IS HEREBY GIVEN THAT PURSUANT TO THE CALL OF ITS DIRECTORS, the Annual Meeting of Shareholders of Horizon Bancorp will be held on THURSDAY, MAY 28, 1998, 10:00 A.M. (LOCAL TIME), AT THE HOLIDAY INN, 5820 SOUTH FRANKLIN STREET, MICHIGAN CITY, INDIANA, for the purpose of considering and voting upon the following matters:

1) The election of five (5) Directors to serve terms which will expire in 2001.

2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 13, 1998, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

Your attention is directed to the accompanying Proxy Statement and Proxy.


IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                        By Order of the Board of Directors





                                        Diana E. Taylor
                                        Secretary/Treasurer


April 20, 1998

                                 HORIZON BANCORP
                               515 FRANKLIN SQUARE
                          MICHIGAN CITY, INDIANA 46360
                                 (219) 879-0211

                                 APRIL 20, 1998

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Horizon Bancorp ("Horizon") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Horizon to be held at the Holiday Inn, 5820 South Franklin Street, Michigan City, Indiana on Thursday, May 28, 1998 at 10:00 a.m. (local time), and at any adjournment thereof. This Proxy Statement and accompanying form of proxy have been mailed to shareholders on or about April 20, 1998.

Only shareholders of record as of April 13, 1998 will be entitled to notice of, and to vote at, the Annual Meeting. The voting securities of Horizon consist only of Common Stock, of which 883,955 shares were issued and outstanding on the record date. For the matters to be voted on at the Annual Meeting, each share of Horizon Common Stock is entitled to one vote.


EXERCISE AND VOTING OF PROXY

The enclosed proxy is designed to permit each shareholder of record of Horizon Common Stock at the close of business on April 13, 1998 to vote at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with the instructions of the shareholders given in the proxies. In the absence of any such instructions, the shares of Horizon Common Stock, represented by proxy, will be voted FOR the election of the five nominees for directors. On other matters that may properly come before the meeting, this proxy will be voted, in their discretion, by the named Proxies. Any proxy may be revoked at any time insofar as it has not been exercised, either by delivery to Horizon of a written revocation, by a duly executed proxy bearing a later date or by action of the shareholder at the meeting.

The nominees for election as directors of Horizon named in the Proxy Statement will be elected by a plurality of the votes cast. Action on other matters presented at the meeting will be approved if the votes cast in favor exceed the votes cast in opposition, unless a higher voting requirement is required. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting.

The cost of soliciting proxies in the accompanying form will be borne by Horizon. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph, by certain directors, officers or employees of Horizon or Horizon Bank, N.A., ("Bank") its subsidiary, who will not be specially compensated for such solicitations. No solicitation of proxies will be made by paid solicitors.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of the knowledge of Horizon, as of February 28, 1998, the following are the only beneficial owners of more than five percent (5%) of the outstanding shares, except as otherwise noted under Nominee's Standing for Election

NAME & ADDRESS                            OUTSTANDING STOCK                  PERCENTAGE OF OUTSTANDING STOCK
--------------                            -----------------                  -------------------------------

Cede & Co.                                    204,256                                20.06%
Box #20
Bowling Green Station, NY 10004

IMS Investment Management, N.A.
     as trustee                               302,059  (1)                           34.11%
P.O. Box 1125
Michigan City, IN 46360

Darhap & Co.                                  79,893  (2)                            9.02%
P.O. Box 1125
Michigan City, IN 46360

--------------------------------------------------------------------------------

(1) Shares indicated as beneficially owned include 298,560 shares under the Employee Stock Ownership Plan ("ESOP") and 3,449 shares under the Employees' Thrift Plan.

(2) Shares indicated as beneficially owned are held by Darhap & Co. as nominee for IMS Investment Management, N.A. (a subsidiary of Bank) for shares held for beneficiaries of trusts and estates, not the Employee Stock Ownership Plan and Employees' Thrift Plan.


                              ELECTION OF DIRECTORS

The Articles of Incorporation of Horizon provide that the Board of Directors shall consist of three classes of directors. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after such election.

NOMINEES STANDING FOR ELECTION
TERMS TO EXPIRE IN 2001:

 NAME, AGE AND
  YEAR FIRST                                                                  SHARES BENEFICIALLY                 PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                          OWNED  (2)                       CLASS
--------------------                 --------------------                          ----------                       -----

                                    Financial consultant; former publisher              682                           0.07%
                                      of Michigan City News-Dispatch
                                      (local newspaper)




George R. Averitt
   Age - 66
       1973

----------------------------------------------------------------------------------------------------------------------------------
                                    President, Century 21                               250                           0.03%
                                      Middleton Co., Inc.





Larry N. Middleton, Jr.
        Age - 45
           1995

NOMINEES STANDING FOR ELECTION
TERMS TO EXPIRE IN 2001:

 NAME, AGE AND
  YEAR FIRST                                                                  SHARES BENEFICIALLY                 PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                          OWNED  (2)                       CLASS
--------------------                 --------------------                          ----------                       -----

                                    Executive Vice President,                           100                           0.01%
                                      McKee Group






Susan D. Sterger
      Age - 43
         1995

----------------------------------------------------------------------------------------------------------------------------------
                                    Executive Vice President,                            100                          0.01%
                                      Nixon Newspapers






Donald J. Manaher
       Age - 43
          1998 (6)

----------------------------------------------------------------------------------------------------------------------------------
                                    President - Bearing Division                        100                           0.01%
                                      Emerson Power Transmission Corp.






Robert E. Swinehart
         Age - 55
           1998 (6)

CONTINUING DIRECTORS
TERMS TO EXPIRE IN 2000:

 NAME, AGE AND
  YEAR FIRST                                                                  SHARES BENEFICIALLY                 PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                          OWNED  (2)                       CLASS
--------------------                 --------------------                          ----------                       -----

                                    Farmer                                              1,272                         0.14%






Russell L. Arndt
    Age - 69
      1976

----------------------------------------------------------------------------------------------------------------------------------
                                        Retired, Formerly President and                27,590 (3)                     3.03%
                                        Chief Administrative Officer,
                                         Horizon and Bank




Robert C. Dabagia
      Age - 59
        1980

----------------------------------------------------------------------------------------------------------------------------------
                                    Board Member, Chicago Board                           883                         0.10%
                                        of Trade





Myles J. Kerrigan
    Age - 59
      1979

----------------------------------------------------------------------------------------------------------------------------------
                                    Chairman and Chief Executive                        18,068 (4)                    1.99%
                                        Officer, Horizon and Chairman,
                                        Bank




Larry E. Reed
   Age - 63
      1979

CONTINUING DIRECTORS
TERMS TO EXPIRE IN 1999:

 NAME, AGE AND
  YEAR FIRST                                                                  SHARES BENEFICIALLY                 PERCENT OF
ELECTED DIRECTOR (1)                 PRINCIPAL OCCUPATION                          OWNED  (2)                       CLASS
--------------------                 --------------------                          ----------                       -----

                                    Chancellor, Purdue University                       1,030                         0.11%
                                      - North Central





Dale W. Alspaugh
    Age - 65
       1986

----------------------------------------------------------------------------------------------------------------------------------
                                    Pathologist, Pathology                              3,627                         0.40%
                                      Consultants, Inc.





 Robert E. McBride, M.D.
         Age - 58
           1984

----------------------------------------------------------------------------------------------------------------------------------
                                    President and Chief Administrative                12,710  (5)                     1.40%
                                       Officer, Horizon and President and
                                       Chief Executive Officer, Bank





Thomas P. McCormick
         Age - 44
           1997

----------------------------------------------------------------------------------------------------------------------------------
                                    Farmer                                              226                           0.02%






Gene L. Rice
   Age - 65
    1979

(1) The date indicated in this column reflects the year the person listed was first elected as a director of Horizon or one of the predecessors of Bank, namely Citizens Bank of Michigan City ("Citizens Bank") and First Merchants National Bank ("First Bank").

(2) The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole or shared voting or investment power.

(3) Shares indicated as beneficially owned by Mr. Dabagia include 12,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon.

(4) Shares indicated as beneficially owned by Mr. Reed include 11,432 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP"), 5 shares held by the Horizon Bancorp Employees' Thrift Plan ("Thrift Plan") and 2,750 shares owned by Mr. Reed's spouse of which Mr. Reed disclaims ownership.

(5) Shares indicated as beneficially owned by Mr. McCormick include 7,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 5,708 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP") and 2 shares held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(6) Mr. Manaher and Mr. Swinehart were appointed by the Board of Directors on January 20, 1998 to fullfil the unexpired terms of Mr. Brown and Mr. Phelps who retired on December 31, 1997.

Information regarding shares beneficially owned is as of February 28, 1998. As of February 28, 1998, directors, nominees and executive officers, as a group (18, including above 13 individuals), beneficially owned 77,442 shares (including 22,400 shares exercisable under stock options), 8.51% of the shares outstanding.

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. It is intended that the proxies given to the persons named in the accompanying form of proxy will, unless otherwise indicated therein, be voted FOR the election of the nominees named above. Although management has no reason to believe that any nominee will be unable to serve, in the event any nominee should become unavailable for election, and unless the Board of Directors shall reduce the size of the Board to a number which shall be equal to the number of nominees who are able and willing to serve, the persons named in the proxy will vote for a substitute nominee who will be designated by the Board of Directors.

PROCEDURES FOR NOMINATION OF DIRECTORS

Under Horizon's by-laws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of Horizon entitled to vote for the election of directors. Horizon does not have a Nominating Committee of the Board of Directors. Nominations by any shareholder must be made in writing and must be delivered to the President of Horizon not less than 30 days nor more than 50 days prior to any meeting of shareholders called for the purpose of electing directors and must include certain detailed information and representations with respect to such nominee as specified in the by-laws. Nominations not made in accordance with the by-laws may be disregarded by the chairman of the meeting, in his discretion, and upon his instructions, the vote tellers may disregard all votes cast for any such nominee. A complete copy of the applicable provision of the by-laws will be available upon request to the President of Horizon.


                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During 1997, Horizon's Board of Directors held twelve meetings. Horizon directors attended 75% or more of the aggregate of the meetings of the Board of Horizon, Bank and all committees upon which the Directors serve. Horizon does not have any standing committees of its own. However, the Bank Board of Directors has, among others, an Audit Committee and Compensation Committee, which also serve as such for Horizon, The Loan Store, Inc., a consumer finance subsidiary of Horizon, and IMS Investment Management, N.A., an investment management subsidiary of Bank.

The Audit Committee, whose members at December 31, 1997 were George R. Averitt, Chairman, Russell L. Arndt, James D. Brown, Robert C. Dabagia, Susan D. Sterger and Donald J. Manaher, director of Bank, met four times in 1997. Larry E. Reed and Thomas P. McCormick are ex officio members of the Audit Committee. The purpose of the Committee is to assist the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of Bank and affiliates and monitoring of accounting, auditing and financial reporting practices. The Committee reviews the internal audit program of Bank and recommends to the Board of Directors the engagement of an outside auditing firm.

The Compensation Committee, whose members at December 31, 1997 were Susan D. Sterger, Chairman, Dale W. Alspaugh, Russell L. Arndt, George R. Averitt, Myles
J. Kerrigan, Robert E. McBride, Thomas P. McCormick and Larry E. Reed, met two times in 1997. The Committee reviews all salary and employee benefit issues relating to Bank and affiliates employees and directors.


                          EXECUTIVE OFFICERS OF BANCORP

The following information is provided with respect to executive officers of Horizon holding office as of December 31, 1997 with all other information as of February 28, 1998:

                                      SHARES     PERCENT
                                   BENEFICIALLY     OF      OFFICE AND BUSINESS EXPERIENCE DURING THE
 NAME                        AGE    OWNED (1)      CLASS    PAST FIVE YEARS
 ---------------------------------------------------------------------------------------------------------------------------------
 Larry E. Reed               63     18,068 (2)       1.99%  Chairman and Chief Executive Officer, Horizon and Chairman,
                                                            Bank since 1986.

 Thomas P. McCormick         44     12,710 (3)       1.40%  President and Chief Administrative Officer, Horizon since 1997;
                                                            President and Chief Executive Officer, Bank since 1998;
                                                            Executive Vice President, Horizon and Bank since 1986.

 Diana E. Taylor             33        633 (4)       0.07%  Vice President and Chief Financial Officer, Horizon and Bank since
                                                            1995; Senior Auditor, Bank since 1991.

 Craig M. Dwight             41      2,485 (5)       0.27%  Vice President and Senior Lender, Bank since 1997; Vice President and Senior Commercial Lender, Bank since 1990

 Diana L. Alinsky            41      1,741 (6)       0.19%  President, IMS Investment Management, N.A. since 1998.
                                                            Executive Vice President, IMS Investment Management, N.A.
                                                            since 1997.  Trust Officer, IMS Investment Management, N.A. since
                                                            1982.

 David G. Rose               39      5,343 (7)       0.59%  Vice President and Senior Operations Officer, Bank since 1988.

 Carla J. Kanney             44        602 (8)       0.07%  Vice President and Senior Retail Officer, Bank since 1995;  Retail
                                                            Sales Officer, Bank since 1991.

(1) The information shown regarding shares beneficially owned is based upon information furnished to Horizon by the individuals listed. The nature of beneficial ownership, unless otherwise noted, represents sole or shared voting or investment power.

(2) Shares indicated as beneficially owned by Mr. Reed include 11,432 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP"), 5 shares held by the Horizon Bancorp Employees' Thrift Plan ("Thrift Plan") and 2,750 shares owned by Mr. Reed's spouse of which Mr. Reed disclaims ownership.

(3) Shares indicated as beneficially owned by Mr. McCormick include 7,000 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 5,708 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP") and 2 shares held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(4) Shares indicated as beneficially owned by Ms. Taylor include 633 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP") .

(5) Shares indicated as beneficially owned by Mr. Dwight include 1,200 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 1,284 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP") and 1 share held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(6) Shares indicated as beneficially owned by Ms. Alinsky include 1,291 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP") and 293 shares held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(7) Shares indicated as beneficially owned by Mr. Rose include 2,200 shares of vested stock options granted under the 1987 Stock Option and Stock Appreciation Rights Plan ("1987 Plan") of Horizon, 3,142 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP") and 1 share held by Horizon Bancorp Employees' Thrift Plan ("Thrift Plan").

(8) Shares indicated as beneficially owned by Ms. Kanney include 602 shares held by the Horizon Bancorp Employee Stock Ownership Plan ("ESOP").

All of Horizon's executive officers hold office for a term of one year. Messrs. Reed and McCormick are parties to Employment Agreements ("Agreements") with Horizon pursuant to which they have been selected to serve as Directors and Chairman (Chief Executive Officer) and President (Chief Administrative Officer), respectively, of Horizon (see "Executive Compensation and Other Information").


                      REPORT OF THE COMPENSATION COMMITTEE
                                DECEMBER 31, 1997

The Compensation of all elected officers of the Horizon and subsidiaries, including that of the Chief Executive Officer, is set annually by the outside directors who are members of the Compensation Committee of Bank's Board of Directors ("Committee"). The outside director membership of the Committee is generally comprised of six outside directors. The appointment of outside directors to the Committee is rotated.

Compensation is composed of several segments which include base salary, short-term incentives and long-term incentives. The Committee compares all management compensation, including that of the Chief Executive Officer, to the compensation paid to managers holding the same position in similar financial institutions. Data for this comparison comes from a variety of independent and credible sources with the principal data contained in an annual study published by Wyatt Data Services/Cole Surveys, a division of the Wyatt Company, one of the nation's leading independent consultants in employee compensation.

SALARIES

All salaries, including that of the Chief Executive Officer, are governed by Horizon's formal salary administration program in which all salary decisions are subject to detailed annual performance reviews. The formal salary administration program was initiated in 1977 and is based upon a design submitted by Cole and Associates who provided consulting services to the Bank at that time. Each year, the salary administration program is updated and the salary of each member of Horizon is compared to those salaries being paid to like positions in similar size organizations. Salary ranges for each position in Horizon are then computed from that data. In general, the highest salary that would be allowable by Horizon is below the highest salary for that position as reported in the Cole Survey data. In 1997, the highest computed salary allowable for the Chief Executive Officer was $305,000 and the actual salary paid was $239,312 or 78% of the maximum allowable under the Bank's salary administration program.

SHORT TERM INCENTIVE PROGRAMS

All employees are covered by a short-term incentive compensation program which provides for the payment of annual bonuses. A bonus program was approved for the years 1987 and 1992 through 1997; no bonus plan was established for 1988 through 1991. In addition, no officer bonuses were paid under the programs approved in 1987, 1992, 1995 and 1997. The bonus program is based on a pool of funds, which, in turn, is based on the Horizon's return on assets for the year. A return on assets which is below a predetermined level will result in no funding being made to the bonus program. Funds from the pool are distributed to the participants under a formula which considers both their salary for that year and their performance rating. All employees can qualify to participate in the bonus program; however, if an individual's performance rating is below a predetermined level, he or she will not be eligible to receive a bonus.

Horizon sponsors other short-term incentive compensation programs for all employees. These programs are generally structured as sales incentive programs which are either nominal or material in value. If a payment under the program is of only nominal value, it typically is paid in addition to the normal salary earned by the employee. However, if the program can result in material payments, such payments are typically made in lieu of a discounted portion of both the normal salary increase earned and the annual bonus program. In this instance, the employee loses the discounted portion of the salary increase and annual bonus even if he or she does not earn any commissions under the applicable sales incentive program. Neither the Chairman (Chief Executive Officer) nor the President (Chief Administrative Officer) are permitted to participate in any of the sales incentive programs.

LONG TERM INCENTIVE PROGRAMS/STOCK OPTIONS

Horizon's long-term incentive program is based on stock options. Stock options are granted to encourage and facilitate personal stock ownership by executive officers and thus strengthen their personal commitment to Horizon and gain a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officer's interests with Horizon's shareholders. Horizon also recognizes that stock options are a necessary element of a competitive compensation program. The program utilizes vesting periods to encourage key employees to continue in the employ of Horizon and thereby acts as a retention device for key employees. All options granted under this program include tandem stock appreciation rights ("SARs").

PERFORMANCE REVIEWS

The Committee conducts an annual review of the performance of the Chairman (Chief Executive Officer) and the President (Chief Administrative Officer) who are the senior executive officers of Horizon. In conducting its review, the Committee considers a variety of performance factors in analyzing the compensation of each of these executive officers. These factors generally include traditional financial results and indicators such as revenues, expenses, assets, credit issues, reserves, earnings and ratios such as return on equity, loans to deposits and other significant factors and performance indicators. The financial services business is complex and is undergoing changes which generate uncertainties about future events. The Chairman and the President must provide guidance and leadership in nearly all aspects of this dynamic enterprise. In the process, however, they are not expected to work alone. The performance evaluation recognizes that programs initiated at the top level of an organization are not quick fixes, nor should they be. These programs are generally long term in nature, bringing benefit to Horizon over many years. For those reasons, the Committee also focuses on the following issues in determining performance levels for the Chairman and the President: quality of the organization, service delivery characteristics, quality of service, leadership in the community, and risk management. Compensation levels are also affected by changes in responsibilities and duties of executive officers over time and may be adjusted more or less frequently than annually when circumstances warrant.

There are several additional criteria against which the performance of the Chairman, the President and other executive officers are measured in setting their annual compensation. Among these are the continued growth and development of our investment management business, a very major portion of our enterprise; efficient and cost effective use of technology; the management of change; development of existing and new services; recruitment of and development of skilled people in the organization; team building; operating cost controls; improvement of fee income; ability to meet increased competition; performance of Horizon's investment portfolio; ongoing development of Horizon's information systems; and a broad variety of financial services industry and management functions that are typical of a well-managed organization. All management compensation, including that of the Chairman, President and the other executive officers, is performance related.

COMPENSATION COMMITTEE MEMBERSHIP

Mr. Reed, Chairman (Chief Executive Officer) of Horizon, and Mr. McCormick, President (Chief Administrative Officer) of Horizon, are members of the Committee but do not participate in the Committee's evaluations of their performances or in voting on their compensation. As members of the Committee, they participate in reviewing the performance of other officers, engage in the discussion of non-compensation human resource related issues, provide technical assistance to the Committee, provide liaison between the Committee and management and undertake to enact the decisions of the Committee on its behalf. On occasion, Ms. Judy Dodge, Vice President of Human Resources, also engages in many of the above duties, but is not a voting member of the Committee.

No other officers, employees, former officers or employees of Horizon or individuals requiring disclosure under Item 404 of Regulation S-K are voting members of the Committee. In addition, there are no executive officer/director interlocks in which an executive officer/director of one company serves on the compensation committee of another company, which itself has an executive officer/director serving on the first company's board of directors or compensation committee.

Susan D. Sterger, Chairman    Dale W. Alspaugh    Russell L. Arndt       George R. Averitt

Myles J. Kerrigan             Robert E. McBride   Thomas P. McCormick    Larry E. Reed

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following information is provided with respect to compensation paid by Bank to each executive officer of Horizon and/or Bank in 1997 whose compensation exceeded $100,000.

                           ------------Annual Compensation-------------     ----------------Long-term Compensation-----------------
                                                                            -------Awards---------  -----------Payouts-------------
                                                                                        Securities
                                                            Other Annual    Restricted  Underlying     LTIP          All Other
 Name and                          Salary ($)  Bonus ($)    Compensation       Stock     Options/     Payouts       Compensation
 Principal Position         Year     (1) (2)    (1) (3)          (4)         Award(s)    SARs (#)      ( $)             (5)
 ------------------         ----     -------    -------          ---         --------    --------      ----             ---

 Larry E. Reed              1997      $239,312    $24,926     $5,546            --          --          --            $43,659

  Chairman and              1996      $230,200    $11,296     $2,187            --          --          --            $56,286

  Chief Executive Officer   1995      $220,400     --         $5,004            --          --          --            $35,526

 Thomas P. McCormick        1997      $188,788    $13,810     $2,268            --          --          --            $21,470

   President and Chief      1996      $127,500     $6,258     $3,186            --          --          --            $16,489

   Administrative Officer   1995      $121,000     --         $2,301            --          --          --            $12,151


(1) Salary and benefit numbers included herein for years have been restated to indicate actual paid, and actual deferred compensation pursuant to each category of payment. Mr. McCormick's 1997 salary reflects his promotion to President and Chief Administrative Officer and is consistent with similarly situated executive officers at comparable financial institutions.

(2) Includes salary amounts paid and salary amounts deferred by the individual named pursuant to Horizon's Thrift Plan and Supplemental Executive Retirement Plan ("SERP").

(3) Includes bonus amounts paid and bonus amounts deferred by the individual named pursuant to Horizon's Thrift Plan and SERP.

(4) Includes car allowance and a portion of the group term life insurance premium taxable to the individual named.

(5) Includes Horizon's contribution to Horizon's ESOP and it's matching contribution to the Thrift Plan and SERP.

EMPLOYMENT AGREEMENTS

Messrs. Reed and McCormick are parties to Employment Agreements with Horizon which provide for their continued service as Chairman of the Board and President, respectively, until December 31, 1998, subject to the right of Horizon to extend such Agreements. These Agreements are in place to assure that senior executive decisions are made with the long-term benefit of Horizon and its shareholders in mind, even if those decisions expose the senior executives to criticism in the short term. Under the Agreements, Messrs. Reed and McCormick receive minimum benefits and are paid salaries based upon their salaries in existence at the time the Agreements were executed with periodic increases in accordance with the salary administration program applicable to all executives of Horizon. The salary administration program is regulated by the Committee and measures individual salaries against published compensation data for comparably sized financial institutions. If the employment of either executive is terminated for reasons other than "cause", as defined in the Agreements, the individual is entitled to an amount equal to three times his annual salary rate at that time. There is no change of control arrangement which would benefit either officer under the Agreements.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1997 by Horizon's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1997.

                                                                 Number of Shares Covered           Value of Unexercised In-The
                                                                 by Unexercised Options on              Money Options as of
                            ---------Shares Acquired---------   ---------12/31/97------------        --------12/31/97  (2)-----
                               On Exercise          Value
 Name                          During 1997       Realized (1)    Exercisable     Unexercisable       Exercisable  Unexercisable
 ----                          -----------       ------------    -----------     -------------       -----------  -------------
 Larry E. Reed                  2,600 (3)          $83,575          27,400            -0-               $796,200       -0-

 Thomas P. McCormick            3,000 (4)          $84,188          7,000             -0-               $204,600       -0-

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1997 less option exercise price. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

(3) Mr. Reed exercised SARs with respect to up to 2,600 shares and received the value realized above in cash. Therefore, 2,600 shares are no longer eligible to be issued under the 1987 Plan, but Mr. Reed did not increase his holding by 2,600 shares as such shares were not issued.

(4) Mr. McCormick exercised SARs with respect to up to 3,000 shares and received the value realized above in cash. Therefore, 3,000 shares are no longer eligible to be issued under the 1987 Plan, but Mr. McCormick did not increase his holding by 3,000 shares as such shares were not issued.


COMPENSATION OF DIRECTORS

Horizon paid its non-employee directors $12,000 each for their services in 1997. Active officers of Horizon receive no separate compensation for their services as directors. There is no additional compensation for meetings of committees of the Board, special assignments or special meetings.

DIRECTORS' DEFERRED COMPENSATION PLAN

Horizon sponsors a Directors' Deferred Compensation Plan, which allows Directors of Horizon and Bank who are not also employees to elect to defer the receipt of fees for their services. Earnings on fees deferred under the plan are based on the performance of investments selected by the participating director. Payments of deferred fees are made to participants or their beneficiaries in a lump sum or monthly installments upon death or disability of the participants, or as designated by participants. Participants have no rights to amounts deferred other than rights as general creditors of Horizon.

PERFORMANCE GRAPH

                 Comparison of Five Year Cumulative Total Return
                Among Horizon Bancorp Common Stock, S&P 500 Index
                            and Bank Composite Index

                     (Total return assumes $100 invested on
                   January 1, 1992 with reinvested dividends)

                               STOCK PERFORMANCE
                             FIVE YEAR TOTAL RETURN

                                [GRAPHIC OMITTED]

                                             1992           1993           1994           1995           1996            1997
                                             ----           ----           ----           ----           ----            ----
 Horizon Bancorp                          $100.00        $105.86        $120.34        $134.83        $179.31         $226.03
 S&P 500 Index                             100.00         110.08         111.53         153.45         188.68          251.63
 Bank Composite Index                      100.00         110.24         104.58         166.66         235.90          340.76

The comparison of total return on investment (change in December year end stock price plus reinvested dividends) for each of the periods shown, assumes that $100 was invested on December 31, 1991 in each of Horizon Common Stock, the Standard and Poor 500 Index and the Standard and Poor Bank Composite Index. Other companies in the Standard and Poor indices are in general larger than Horizon, with greater market capitalization, and with shares which trade on a national exchange. Horizon's shares are not traded on any exchange and trade only infrequently in the over-the-counter market. Information with respect to the market price of Horizon's shares was provided by ABN AMRO, the principal market maker for the shares, and does not include mark-ups, mark-downs or commissions and may not reflect either actual trades or all trades which occur.

TRANSACTIONS WITH MANAGEMENT

Directors and executive officers of Horizon and their associates were customers of, and have had transactions with, Bank in the ordinary course of business during 1997. Comparable transactions may be expected to take place in the future. During 1997, various directors and officers of Horizon and their respective associates were indebted to Bank from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

EMPLOYEE STOCK OWNERSHIP PLAN

Generally, all regular employees of Horizon, and its subsidiaries and affiliates, who are at least 21 years old and have completed one year of employment with Horizon are eligible to participate in the Horizon Bancorp Employee Stock Ownership Plan. Under the terms of the ESOP, Horizon in its discretion, contributes Horizon Common Stock to the ESOP or contribute cash to the ESOP which is invested primarily in Horizon Common Stock. The amount of such contributions is determined by the Board of Directors. Contributions are allocated to each participant who completed 1,000 hours of service (as defined) during the year and is employed by Horizon on the last day of the year in the proportion that such participant's compensation (as defined) for the year bears to the total compensation for all participants for the year. No participant contributions are required or allowed under the ESOP.

Participants are vested in their accounts under the ESOP on a graduated basis commencing with 20% after 2 years of service and reaching 100% after 6 years of service. Distributions to participants or their beneficiaries under the ESOP may be in a lump sum as a result of retirement or other termination of employment, death or permanent and total disability. In general, distributions are made in the form of whole shares of Horizon Common Stock or cash, as elected by participants. If a participant or beneficiary receives a distribution in the form of Horizon Common Stock, the shares are subject to a "put" option. The terms of the put option entitle the participant to require Horizon (or the ESOP) to repurchase all or any part of the distributed shares at their current fair market value. The put option right applies when the stock is distributed and, if the distributee does not elect to exercise the put at that time, the distributee may again exercise the put option in the next year after the end of year valuation of Horizon stock held by the ESOP is communicated to the distributee. Additionally, participants have the right to direct the voting of the shares of Horizon Common Stock allocated to their accounts on all matters.

After a participant has attained age 55 and completed 10 years of participation in the ESOP, the participant may begin to elect to diversify his or her ESOP account by taking a distribution of up to 25% of the Horizon Common Stock allocated to the account. The stock distributed pursuant to this diversification election is subject to the put option rights discussed above. Eligible participants may elect, for a period of up to five consecutive years, to diversify their ESOP account in this manner; in the sixth year, eligible participants may elect to diversify up to 50% of the Horizon Common Stock allocated to their ESOP accounts. This diversification right is cumulative so that, in the aggregate, in any one of the first five years, no more than 25% of the total value of the Horizon Common Stock allocated to the account, and in the sixth year no more than 50% of the total value of the Horizon Common Stock allocated to the account, is subject to the diversification election.

In August, 1985, prior to the issuance of Horizon Common Stock in connection with the merger of Horizon and Citizens Michiana Financial Corporation, the ESOP acquired 30.95% of the issued and outstanding shares of Horizon Common Stock from individual shareholders. The transaction was financed through a loan of $3,400,000 from The Northern Trust Company to the ESOP which loan was guaranteed by Horizon ("1985 Loan"). The acquisition was made by the ESOP with the prior approval of the Federal Reserve Bank of Chicago ("Federal Reserve"). On January 17, 1995, the ESOP made the final payment on the 1985 loan. Such payment was made with cash held by the ESOP and with a contribution to the ESOP by Horizon in the amount of $146,500. The final principal payment on the loan was $297,500.

On August 26, 1994, the ESOP acquired 172,414 shares of Horizon Common Stock directly from Horizon at a purchase price of $29.00 per share. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $5,000,006 over a period of 10 years, in annual installments without interest ("1994 Loan"). The ESOP's acquisition of the Horizon Common Stock was made pursuant to the prior approval of the Federal Reserve. The ESOP's obligations under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. For the year ended December 31, 1997, a $142,650 principal payment was made by the ESOP to Horizon from the cash available to the ESOP and 4,919 shares of Horizon Common Stock were released from collateral and allocated to ESOP participants.

On March 22, 1996, the ESOP borrowed $253,981 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 7,312 shares of Horizon Common Stock with respect to distributions to participants who had terminated employment during 1995 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $253,981 over 20 years, in annual installments without interest ("1995 Loan"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. For the year ended December

31, 1997, a $12,700 principal payment was made by the ESOP to Horizon from the cash available to the ESOP and 366 shares of Horizon Common Stock were released from collateral and allocated to ESOP participants.

On June 20, 1996, the ESOP borrowed $456,439 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 10,999 shares of Horizon Common Stock with respect to distributions to participants who had terminated employment during 1996 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $456,469 over 20 years, in annual installments without interest ("1996 Loan"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. For the year ended December 31, 1997, a $30,429 principal payment was made by the ESOP to Horizon from the cash available to the ESOP and 733 shares of Horizon Common Stock were released from collateral and allocated to ESOP participants.

On January 16, 1997, the ESOP borrowed $152,064 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 3,638 shares of Horizon Common Stock with respect to distributions to participants during 1996 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $152,064 over 20 years, in annual installments without interest ("1997 Loan"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. The first installment under the 1997 Loan is due on December 31, 1998.

On June 27, 1997, the ESOP borrowed $475,454 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 9,703 shares of Horizon Common Stock with respect to distributions to participants during 1997 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $475,454 over 20 years, in annual installments without interest ("1997 Loan #2"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. The first installment under the 1997 Loan #2 is due on December 31, 1998.

On September 9, 1997, the ESOP borrowed $378,998 directly from Horizon; the proceeds were utilized by the ESOP to fund its acquisition of a total of 6,800 shares of Horizon Common Stock with respect to distributions to participants during 1997 and the election by eligible participants to diversify a portion of their ESOP accounts invested in Horizon Common Stock. The transaction was evidenced by a Term Note and Security Agreement under which the ESOP, as borrower, agreed to pay Horizon, as lender, a total of $378,998 over 20 years, in annual installments without interest ("1997 Loan #3"). The ESOP's obligation under the Term Note and Security Agreement are secured by a security interest in the Horizon Common Stock acquired in the transaction and any proceeds therefrom--subject to the release of such security interest by Horizon as the note is paid. The first installment under the 1997 Loan #3 is due on December 31, 1998.

RESTRUCTURING OF ESOP LOANS As of December 31, 1997, the ESOP was indebted to Horizon in the amount of $6,420,275 under 7 loans made to the ESOP by Horizon; none of the loans are interest bearing. The original principal amount of all such loans was $7,682,492. Management has determined that the rate at which the loans are required to be amortized by their original terms should be reduced to a level which results in a lower level of annual cash contributions to the ESOP. The Administrative Committee under the ESOP, which is comprised of the members of the Compensation Committee of the Board who are not employees of Horizon or Bank, has retained the services of an independent financial advisor and independent counsel to represent the interests of the ESOP and its participants in connection with the restructuring.

On December 16, 1997, the Administrative Committee approved a restructuring of the loans which was based principally on the recommendations of the independent advisors. The restructuring would reduce Horizon's annual compensation expense for contributions to the ESOP while enabling ESOP participants to receive a reasonable level of contributions to their ESOP accounts. The restructuring program provides for the following major elements:

    (a) The amortization period with respect to the 1994 Loan would be extended from 9 to 25 years, effective January 1, 1997. There would be no minimum annual contribution by Horizon to the ESOP to pay principal on the 1994 Loan; the balance of the 1994 Loan would be due, in the form of a balloon payment, at the end of the 25 year period.

    (b) The amortization period and all other terms and conditions of the other 6 loans would remain the same;

    (c) All 7 loans will be amortized through the use of cash dividends on the shares of Horizon stock held by the ESOP.

    (d) If the cash dividends on the Horizon stock held by the ESOP are inadequate to amortize any loan, other than the 1994 Loan, Horizon would make contributions to the ESOP in an amount which is sufficient for the plan to amortize the loan.

    (e) The fair market value of Horizon stock to be allocated to participants' ESOP accounts for each plan year, taking into account shares purchased by the ESOP from terminated participants and shares released from the loan suspense account under the ESOP, would range from a minimum of 7% of all participants' "compensation" (as defined) to a maximum of approximately 9% of compensation. This level of contributions does not include the Bank's matching contributions to the Thrift Plan or participants' salary deferral contributions thereunder.

    (f) Horizon and IMS Investment Management, N.A. (a subsidiary of the Bank) which is the Trustee under the ESOP, will make every reasonable effort to cause the ESOP to purchase from terminated participants, and, to the extent necessary, Horizon will make contributions to the ESOP to fund such purchase, at least 2,000 shares of Horizon stock each year commencing with the plan year beginning January 1, 2001. This commitment is subject to 2,000 shares of Horizon stock becoming available for purchase each year.

    (g) The Trustee will make every reasonable effort to cause the ESOP to maintain, and, to the extent necessary, Horizon will make contributions to the ESOP to enable the ESOP to maintain, a continuous ownership of Horizon stock equal to or greater than 30% of the issued and outstanding stock of the Horizon on a fully diluted basis.

Horizon expects that the independent advisors will approve the restructuring program adopted by the Administrative Committee on December 16, 1997.

For the year ended December 31, 1997, no contributions were made to the ESOP.

THRIFT PLAN

Generally, all regular employees of Horizon who are at least 21 years old and have completed one year of employment with Horizon are eligible to participate in the Horizon Bancorp Employees' Thrift Plan. For the year ended December 31, 1997, the Thrift Plan was funded by matching contributions by the Bank of 100% of participants' salary redirection contributions of up to 2% of compensation (as defined in the Thrift Plan) and 50% of salary redirection contributions in excess of 2% of compensation but not more than 6% of compensation. Salary redirection contributions by participants and matching contributions by Horizon are allocated to each participant based upon individual contribution elections. The value of each participant's account attributable to Horizon's matching contributions vests on a graduated basis commencing with 20% after 2 years of service and reaching 100% after 6 years of service. All other accounts under the Thrift Plan are fully vested at all times. Distribution of benefits under the Thrift Plan is made in the form of a joint 50% survivor annuity for married participants and life annuity for single participants. However, the Thrift Plan allows participants to elect to receive their benefits in the form of a lump sum or in installment distributions over a period not exceeding 10 years.

For the year ended December 31, 1997, Bank contributed $172,000 to the Thrift Plan of which $3,957 was allocated to the account of Mr. Reed, $3,848 was allocated to the account of Mr. McCormick, a total of $23,807 was allocated to the accounts of all executive officers as a group (seven individuals, including the above two). The accounts of Messrs. Reed and McCormick under the Thrift Plan, are 100% vested.

1987 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLANS

Awards under the 1987 Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp, ("1987 Plan") were made by the Compensation Committee, exclusive of those members who were eligible to participate in the 1987 Plan (the "Committee"). The Committee selected any key employee of Horizon or Bank to participate in the 1987 Plan. Awards were granted from time to time until January 20, 1990 when the 1987 Plan terminated pursuant to its terms. A maximum of 85,000 shares of Horizon Common Stock could have been issued under the 1987 Plan. However, less than that number of shares of Horizon Common Stock were issued under the 1987 Plan. On December 18, 1990, the Board adopted resolutions which authorized the Committee to grant new options and SARs, solely to non-executive officers, to receive up to 10,000 shares of Horizon Common Stock. The Board authorized the grants under the same terms and conditions as the 1987 Plan. All of the options and SARs authorized by the Board resolutions were granted on January 28, 1991. At December 31, 1997, options to purchase 51,800 shares of Horizon Common Stock were outstanding under the 1987 Plan and the 1990 Board resolutions, and 32,100 SARs have been exercised thereunder.

Awards under the 1987 Plan and the Board's 1990 resolutions include non-qualified stock options ("NSOs") and SARs. SARs were granted only in conjunction with NSOs. An award cannot be exercised by a recipient until one year after grant. Thereafter, after the first year and through the second year from the date of award, an option may be exercised as to not more than 20% of the total option shares; through the third year as to not more than 40% of the total option shares; through the fourth year as to not more than 60% of the total option shares; through the fifth year as to not more than 80% of the total option shares; and during the sixth year and any time thereafter (during the remaining term of the option) all or part of the option shares may be exercised. Upon the death of the recipient, the option is exercisable in full within one year from the date of the recipient's death. In the event of a change of control of Horizon (as defined) all outstanding options may be exercised immediately.

The following is provided with respect to those stock options granted under the 1987 plan and the 1990 Board resolutions as of December 31, 1997:


NAME OF INDIVIDUAL                          SHARES SUBJECT TO                           PER SHARE
OR NUMBER OF PERSONS                        OPTIONS WITH STOCK                          EXERCISE
IN GROUP                                    APPRECIATION RIGHTS                         PRICE
----------------------------------------------------------------------------------------------------------------------------------
Executive officers and directors with
granted options (5 individuals)                 49,800                                  $31.50 - 13.50

Horizon and Bank employees
with granted options,
(10 individuals, including
above 5)                                        51,800 (1)(2)                           $31.50 - 13.50


(1) Net of NSOs and SARs forfeited and reallocated pursuant to the terms of the Plans.
(2)      There were no NSOs or SARs granted in 1997.



1997 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

On December 17, 1997, the Board adopted, subject to shareholder approval, the 1997 Key Employees' Stock Option and Stock Appreciation Rights Plan of Horizon Bancorp ("1997 Plan"). In connection therewith, the Board reserved for issuance, subject to shareholder approval, 90,000 shares of Horizon Common Stock. On May 29, 1997, Horizon shareholders approved the 1997 Plan and the reservation of 90,000 shares for issuance thereunder. The 1997 Plan provides for the granting of NSOs, SARs and "incentive stock options" ("ISOs"). NSOs and ISOs may be granted with or without SARs under the 1997 Plan. The Committee is responsible for administering the 1997 Plan. NSOs and SARs may be granted under the 1997 Plan for a period of twenty (20) years commencing January 1, 1997; ISOs may be granted for a period of ten (10) years commencing January 1, 1997.

No NSOs, SARs or ISOs were granted under the 1997 Plan during the 1997 calendar year; and, no NSO, ISOs or SARs have been granted under the 1997 Plan during any prior calendar years.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP, Chicago, Illinois, served as Horizon's independent auditors for 1997. The services performed by Arthur Andersen LLP in this capacity included conducting an examination in accordance with generally accepted auditing standards and expressing an opinion on Horizon's 1997 consolidated financial statements. As of this date, no determination has been made as to the selection of Independent Public Accountants for the year ending December 31, 1998. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Horizon's executive officers, directors, and owners of more than 10% of Horizon Common Stock are required to file reports of their ownership and changes in ownership of Horizon Common Stock with the Securities and Exchange Commission. Copies of these reports must also be furnished to Horizon. Form 4's for the exercise of Stock Appreciation Rights were not filed on a timely basis due to a clerical error for Larry E. Reed, Thomas P. McCormick and Robert C. Dabagia. However, the transactions were reported on annual report Form 5's in a timely manner.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Any shareholder who intends to present a proposal for action at Horizon's 1999 annual meeting of shareholders through the inclusion of such proposal in Horizon's Proxy Statement relating to that meeting must furnish Horizon such proposal in writing together with notification of such intention no later than December 2, 1998, in order to be considered for inclusion in next year's Proxy Statement.

                                  OTHER MATTERS

Management does not intend, and presently knows of no intention by any other person, to present to the meeting any action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting and it is the intention of the persons named in the proxy to vote in their discretion on any such matter.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than Horizon, Horizon relies upon information furnished by others for the accuracy and completeness thereof.

WE STRONGLY URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT THE EARLIEST POSSIBLE DATE EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. IN THE EVENT YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.







                                                     Diana E. Taylor
                                                     Secretary/Treasurer
Michigan City, Indiana
April 20, 1998

                            AVAILABILITY OF FORM 10-K

A COPY OF HORIZON'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO DIANA E. TAYLOR, CHIEF FINANCIAL OFFICER OF HORIZON, AT 515 FRANKLIN SQUARE, MICHIGAN CITY, INDIANA 46360.

PROXY                          HORIZON BANCORP
                 515 FRANKLIN SQUARE, MICHIGAN CITY, IN 46360
           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, hereby appoints Marjorie Nasser and Catherine Tempel, or either of them, as Proxies, each with the power to appoint here substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Horizon Bancorp, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 28, 1998 at 10:00 a.m. (local time) at the Holiday Inn, 5820 S. Franklin Street, Michigan City, Indiana, or any adjournment thereof, on the following matters:

1. Election of Five Directors

   [ ] For all nominees listed below (except as marked to the contrary below)
   [ ] Withhold authority to vote for all nominees listed below
       Nominees for Terms to Expire in 2001:
       George R. Averitt, Larry N. Middleton, Susan D. Sterger, Donald J. Manaher and Robert E. Swinehart.
(INSTRUCTION: To withhold authority to vote for any individual, write the nominee's name on the space provided below.)

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2. In their discretion, on such other business as may properly be brought before the Annual Meeting or any adjournment thereof. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE THREE NOMINEES STATED ABOVE.

                   Please sign on the reverse side thereof




                         (Continued from other side)

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                               Date                     , 1998
                                                    --------------------

                                               -------------------------------
                                                          (Signature)


                                               -------------------------------
                                                   (Signature if held jointly)


                                               Your vote is important. Please
                                               mark, sign, date and return this
                                               Proxy promptly using the
                                               enclosed envelope.

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Please indicate your intentions of attending the meeting on May 28, 1998 by completing the section below.

[ ] I WILL attend the Annual Meeting.         [ ] I WILL NOT attend the Annual
Number of Persons attending will be             Meeting.
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